Exhibit 4(aj)

This Warrant has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. This Warrant may not be sold or transferred in the absence of an effective registration statement under those securities laws or an opinion of counsel, in form and substance satisfactory to the Company, that the sale or transfer is pursuant to an exemption to the registration requirements of those securities laws.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
         (void after 5:00 p.m., New York City time, on October 11, 2007)

No. FP-1                  2,000,000 Shares          Dated as of October 11, 2002
--------

     FOR VALUE RECEIVED, NCT GROUP, INC., a Delaware corporation (the "Company"), as of the date hereof (the "Grant Date"), hereby issues this warrant (the "Warrant") and certifies that FairPoint Communications, Inc. (the "Holder") is granted the right, subject to the provisions of this Warrant, to purchase from the Company, during the period commencing at 9:00 a.m. New York City local time on the Grant Date and expiring, unless earlier terminated as hereinafter provided, at 5:00 p.m. New York City local time on October 11, 2007 or, if such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day (the "Exercise Period"), up to Two Million (2,000,000) fully paid and non-assessable shares of common stock, par value $.01 per share, of the Company at a price of $0.15 per share (the "Exercise Price"). As used herein, "Common Stock" means the shares of common stock, par value $.01 per share, of the Company as constituted on the Grant Date, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Stock deliverable upon such exercise, as adjusted from time to time, is sometimes referred to herein as the "Warrant Stock." Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone. This Warrant is issued, and all the rights hereunder are held, subject to all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant.


     1.1 Standard Exercise Procedure. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period. Subject to the restrictions and limitations set forth above, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal office, together with a completed and duly executed Warrant Exercise Form in the form attached hereto as Exhibit 1 (the "Exercise Form"), payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares of Common Stock specified in the Exercise Form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, an executed Exercise Form, the Exercise Price and any appropriate instruments of transfer, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon exercise of this Warrant.

     1.2 Warrant Exchange. Notwithstanding the foregoing or anything herein to the contrary, at any time (prior to the expiration of the Exercise Period) in which the Warrant Stock is not registered with the Securities and Exchange Commission (the "SEC") under an effective registration statement, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of shares of Warrant Stock determined in accordance with this Section 1.2, by surrendering this Warrant at the principal office of the Company, accompanied by the Warrant Exchange Subscription Form, in the form attached hereto as Exhibit 2, stating such Holder's intent to effect such exchange, the portion of this Warrant which the Holder wishes to be exchanged for shares of Warrant Stock and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares of Warrant Stock issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of shares of Warrant Stock (rounded to the next highest integer) equal to (i) the number of shares of Warrant Stock specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of shares of Warrant Stock equal to the quotient obtained by dividing (A) the product of the Total Number and the Exercise Price by (B) the Market Price of Common Stock on the date of the Notice of Exchange. "Market Price" means the closing price of the class of stock of which the Warrant Stock is a part on the public market on which such class of stock is predominantly traded (as of the date of this Warrant, the NASD Over-The-Counter Electronic Bulletin Board) for the trading day immediately preceding the date on which the Notice of Exchange is received by the Company. If, at the time of the Warrant Exchange, the shares of stock of which the Warrant Stock are a part are not publicly traded, the "Market Price" shall be determined by independent appraisal.

     2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock of the Company from time to time receivable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid, non-assessable and free of all pre-emptive rights.

     3. Warrant Stock.

     3.1 Transfer Restrictions. The Warrant Stock may not be sold, exchanged, transferred, assigned or otherwise disposed of unless it is registered pursuant to the provisions of the Securities Act of 1933, as amended (the "1933 Act"), or an opinion of counsel in form and content satisfactory to the Company is delivered to the Company stating that such sale or other disposition is made in compliance with an available exemption from such registration. Any sale or other disposition of the Warrant Stock must also comply with all applicable state securities laws and regulations.

     3.2 Registration. At the Holder's request, the Company shall use its best efforts, at its own expense, to register the Warrant Stock under the 1933 Act as soon as practicable on the Company's next available SEC registration statement (and thereafter, on any subsequently available registration statement until all of the Warrant Stock is covered under a registration statement). The Company shall provide the Holder written notice of its intention to file a registration statement with the SEC no less than twenty-five (25) days prior to the filing of such registration statement and the Holder shall have a period of ten (10) days from its receipt of such notice to notify the Company in writing of its desire to have the Warrant Stock registered on such registration statement. If a registration statement covering Warrant Stock is declared effective by the SEC, the Company shall use its best efforts to keep such registration statement effective for a period of not less than one hundred eighty (180) days from its effective date. In connection with the filing and maintenance of effectiveness of a registration statement covering Warrant Stock, the Holder shall provide all information reasonably requested of it regarding the Holder, the Warrant Stock or the Holder's intended method(s) of distribution of the Warrant Stock. In connection with any such registration, the Company shall undertake all such actions and deliver to the Holder all such documents as are customarily undertaken by a similarly situated issuer and customarily delivered to its selling shareholders in connection with a registration under the 1933 Act.

     4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

     5. Exchange, Transfer or Assignment of Warrant. This Warrant is not registered under the 1933 Act nor under any state securities law or regulation. This Warrant may not be sold, exchanged, transferred, assigned or otherwise disposed of unless registered pursuant to the provisions of the 1933 Act or an opinion of counsel in form and content satisfactory to the Company is delivered to the Company stating that such disposition is in compliance with an available exemption from registration. Any such disposition must also comply with applicable state securities laws and regulations.

     6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     7. Redemption. This Warrant is not redeemable by the Company.

     8. Anti-Dilution Provisions.

     8.1 Adjustment for Certain Dividends and Reclassifications. In case at any time or from time to time after the Grant Date the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible stockholders shall have become entitled to receive without payment therefor, (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable except out of earned surplus of the Company at the Grant Date as increased (decreased) by subsequent credits (charges) thereto (other than credits in respect of any capital or paid-in surplus or surplus created as a result of a revaluation of property) or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, in each such case, the Holder, upon the exercise of this Warrant as provided in Section 1 hereof, shall be entitled to receive, subject to the limitations and restrictions set forth herein, the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) that such Holder would hold on the date of such exercise if on the Grant Date it had been the holder of record of the number of shares of Common Stock (as constituted on the Grant Date) subscribed for upon such exercise as provided in Section 1 hereof and had thereafter, during the period from the Grant Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 8.2 hereof.

     8.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Grant Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, in each such case, the Holder, upon the exercise of this Warrant as provided in Section 1 hereof at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in
Section 8.1 hereof. In each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

     8.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock (or other securities or property) receivable upon the exercise of this Warrant, the Company shall promptly compute such adjustment in accordance with the terms of this Warrant and deliver to the Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding and
(c) the pro forma adjusted Exercise Price.

     8.4 Notices of Record Date, Etc. In the event (a) the Company takes a record of the holders of Common Stock (or other securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right, (b) of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation or (c) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in each such case, the Company shall deliver to the Holder a notice specifying, as the case may be, the date on which such record is to be taken for the purpose of such dividend, distribution or right (and stating the amount and character of such dividend, distribution or right) or the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place (and the time, if any is fixed, in which the holders of record of Common Stock or such other securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange their shares of Common Stock or such other securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up). Such notice shall be mailed at least twenty (20) days prior to the date of the corporate event to which it relates, and this Warrant may be exercised no later than five (5) days prior to the date of such corporate event (if during the Exercise Period).

     9. Legend. In the event of the exercise of this Warrant and the issuance of any Warrant Stock hereunder, all certificates representing Warrant Stock shall bear on the face thereof substantially the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, TRANSFER OR ASSIGNMENT MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

     10. Governing Law and Jurisdiction. This Warrant shall be governed by the internal laws of the State of Delaware, without regard to the conflicts of laws principles thereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the state of New Jersey with respect to any dispute arising under this Warrant.

     11. Notices. Notices, demands and other communications given under this Agreement shall be in writing and shall be deemed to have been given when delivered (if personally delivered), on the scheduled date of delivery (if delivered via commercial courier), three days after mailed (if mailed by certified or registered mail, return receipt requested) or when sent by facsimile (if sent by facsimile with evidence of successful transmission retained by the sender); provided, however, that failure to give proper and timely notice as set forth in the "with a copy to" provisions below shall not invalidate a notice properly and timely given to the associated party. Unless another address or facsimile number is specified by notice hereunder, all notices shall be sent as follows:

If to the Holder:                            with a copy to:
----------------                             --------------

FairPoint Communications, Inc.               Shirley J. Linn, General Counsel
521 East Morehead Street, Suite 250          FairPoint Communications, Inc.
Charlotte, NC  28202                         521 East Morehead Street, Suite 250
Attention:  Peter G. Nixon, Senior V.P.      Charlotte, NC  28202
Facsimile:  704-344-8143                     Facsimile:  704-344-1594


If to the Company:                           with a copy to:
-----------------                            --------------

NCT Group, Inc.                              NCT Group, Inc.
20 Ketchum Street                            20 Ketchum Street
Westport, CT  06880                          Westport, CT  06880
Attention:  Chief Financial Officer          Attention:  General Counsel
Facsimile:  203-226-4338                     Facsimile:  203-226-4338

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the date first set forth above.

                                             NCT GROUP, INC.


                                             By:  /s/  Michael J. Parrella
                                             -----------------------------------
                                                       Michael J. Parrella
                                                       Chairman & C.E.O.





                                                                     EXHIBIT 1
                                                                     ---------


                              WARRANT EXERCISE FORM
         (to be executed by the Holder in order to exercise the Warrant)

                         TO:  NCT Group, Inc.
                              20 Ketchum Street
                              Westport, CT  06880
                              Attention:  Chief Financial Officer

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________ shares of common stock, par value $.01 per share, of NCT Group, Inc. and hereby makes payment at the rate of $______ per share, or an aggregate of $__________, in payment therefor.

     The undersigned represents, warrants and certifies that all offers and sales of the common stock received upon exercise of the within Warrant shall be made (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1993 Act and (ii) in compliance with applicable state securities laws and those of any other applicable jurisdiction.

Instructions if stock is to be issued to other than to the registered holder of the within Warrant:

Name:
       -------------------------------------------------------------------------
Address:
       -------------------------------------------------------------------------
Social Security or Taxpayer Identification Number:
                                                     ---------------------------



Dated:
      ------------------,20-----

                                                     ---------------------------
                                                     Name of Warrant Holder


                                                     ---------------------------
                                                     Signature


                                                                     EXHIBIT 2
                                                                     ---------



                       WARRANT EXCHANGE SUBSCRIPTION FORM

                         TO:  NCT Group, Inc. (the "Company")
                              20 Ketchum Street
                              Westport, CT  06880
                              Attention:  Chief Financial Officer

     The undersigned irrevocably elects to purchase ______ shares of Warrant Stock of the Company by exercising the Warrant to which this form is attached by surrendering _____ Warrants in exchange for such shares of Warrant Stock determined pursuant to Section 1.2 of the Warrant. The undersigned requests that the certificates representing the shares of Warrant Stock of the Company as to which the Warrant is being exercised be registered as follows:

Name:
    ----------------------------------------------------------------------------
Social Security or Employer Identification Number:
                                                     ---------------------------
Address:
            --------------------------------------------------------------------
Deliver to:
            --------------------------------------------------------------------
Address:
            --------------------------------------------------------------------



     If the number of shares of Warrant Stock as to which the Warrant is being exercised are fewer than all the shares of Warrant Stock to which the Warrant relates, please issue a new Warrant for the balance of such shares of Warrant Stock registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address:
            --------------------------------------------------------------------



Date:                                   Signature:
    -----------------------                      -------------------------------
                                        (Signature must conform with the name of the Holder as specified on the face of the Warrant)